Exhibit 99.1

TETRA TECHNOLOGIES, INC. ANNOUNCES FIRST QUARTER

RESULTS AND PROVIDES TOTAL YEAR GUIDANCE

THE WOODLANDS, Texas, May 8, 2018 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) today announced consolidated first quarter 2018 net loss per share from continuing operations attributable to TETRA stockholders of $0.10, which compares to consolidated net loss of $0.23 per share from continuing operations attributable to TETRA stockholders in the fourth quarter of 2017, and an earnings per share from continuing operations attributable to TETRA stockholders of $0.04 in the first quarter of 2017.

TETRA's adjusted per share results attributable to TETRA stockholders for the first quarter of 2018, from continuing operations excluding special items, were a loss per share of $0.06, which compares to adjusted loss per share of $0.02 in the fourth quarter of 2017 and adjusted loss per share of $0.04 in the first quarter of 2017, also from continuing operations and excluding special items. First quarter 2018 revenue from continuing operations were $199 million, a decrease of 0.4% from the fourth quarter of 2017 and increase of 25% from the first quarter of last year.

(Adjusted earnings/loss per share is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the accompanying schedules.)

First Quarter 2018 Results
	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(In Thousands, Except per Share Amounts)
Revenue	$199,381	$200,081	$159,409
Net loss before discontinued operations	(21,057)	(31,727)	(4,245)
Adjusted EBITDA before discontinued operations(1)	26,222	29,632	21,820
GAAP EPS before discontinued operations attributable to TETRA stockholders	(0.10)	(0.22)	0.04
Adjusted EPS attributable to TETRA stockholders(1)	(0.06)	(0.02)	(0.04)
GAAP Net cash provided (used) by operating activities	(31,261)	27,761	(20,538)
TETRA only adjusted free cash flow from continuing operations(1)	$(29,917)	$4,360	$(8,484)

    (1) Non-GAAP financial measures are reconciled to GAAP in the schedules below.

First Quarter Highlights include:

•	Completed the acquisition of SwiftWater Energy Services to expand its Permian Basin water management operations.
•	Completed the divestiture of TETRA’s Offshore Decommissioning Services and Maritech business.
•	CSI Compressco LP completed a $350 million offering of senior secured notes to retire its bank revolver and increase liquidity for growth capital.
•	Announced the addition of Brady Murphy as TETRA’s President and Chief Operating Officer.
•

Following the acquisition of SwiftWater and divestiture of the decommissioning and Maritech operations, TETRA will report its financial results through three operating divisions: Completion Fluids & Products, Water & Flowback Services, and Compression. The results of the decommissioning and Maritech operations are now reported as discontinued operations.

•

Water & Flowback Services adjusted EBITDA increased 18% from the fourth quarter of 2017 to $11.6 million, and was 18.9% of revenue reflecting the acquisition of Swiftwater on February 28th, in addition to strong improvements in the legacy TETRA water management operations.  Profit before taxes was $6.5 million, 10.7% of revenue.

Stuart M. Brightman, TETRA’s Chief Executive Officer, stated, “During the first quarter we brought to conclusion several initiatives to streamline our business model and expand our focus on the U.S. shale plays.    With the acquisition of Swiftwater Energy Services, we significantly increased our presence in the Permian Basin water management operations, where currently more than 45% of the U.S. operating land rigs are operating. Our exposure to the rapidly recovering U.S. shale plays is now much greater across all of our business segments.  We are well positioned to participate in the stronger onshore market with improved pricing and utilization driven higher margin.

“The divestiture of the offshore decommissioning operations and the Maritech operations will allow us to focus our resources and capital on those businesses where we have a competitive advantage and the returns on capital are more attractive.  Going forward, our focus will be on offshore and onshore fluids where our chemistry know-how and vertically integrated business model have proven to be strong throughout the full cycle, on water management and frac flowback services in the shale plays, and on field compression, supporting the industry's needs for equipment and services to handle the significant volumes of associated gas coming from the shale plays.

“CSI Compressco successfully completed a $350 million secured bond offering to provide capital to participate in the recovering markets, eliminated ongoing maintenance covenant requirements, and retired the maturing bank revolver.  Following this bond offering, the next debt maturity for CSI Compressco is in August 2022.  CSI Compressco has increased the 2018 targeted capital investments to between $90 million and $110 million to take advantage of stronger demand for gathering system compression on improved pricing and higher utilization rates.

“Operationally, the first quarter of 2018 reflected a strong improvement in Water and Flowback Services that led total TETRA consolidated adjusted EBITDA of $26.2 million on revenues of $199 million.  The first quarter was impacted by weather delays, particularly in our Completion Fluids & Product Division where we experienced some plant shut-downs from river flooding and our Compression Division where we experienced higher field costs to restart equipment from the unusually freezing weather conditions in January in Texas.

“Completion Fluids & Products revenue was $53.1 million for the first quarter of 2018, a decline of 5.6% from the first quarter of 2017.  Although the first quarter of 2018 did not include any CS Neptune® fluids projects, we are advancing several CS Neptune® opportunities that are currently targeted for the second half of the year.  Our chemical plants experienced some weather-related delays in the quarter, which forced temporary facility shutdowns.  We are currently in the midst of the traditionally strong second quarter and are seeing volumes rebound to expected levels. Completion Fluids & Products Division profit before taxes was $2.4 million (4.6% of revenue), while adjusted EBITDA was $6.2 million (11.6% of revenue).

“Water & Flowback Services first quarter 2018 revenue decreased slightly to $61.1 million sequentially, but was 60% above the same quarter of 2017, led by one month of SwiftWater operations and significantly stronger activity in the U.S. shale plays.  In the month of March, SwiftWater generated $8.1 million of revenue and $1.8 million of PBT, inclusive of $0.5 million of depreciation expense.  We continue to see significant opportunities in this division, particularly in the water management services, as U.S. operators struggle with the volumes of water needed for fracking operations and then handling those same volumes during the flowback phase of the completion.  The U.S. Energy Information Administration has estimated that U.S. crude oil production is now over 10 million barrels per day.  The SwiftWater acquisition has resulted in a significant amount of cross-selling opportunities that we are taking advantage of as the addition of SwiftWater has made us one of the largest water management companies in the Permian Basin.  Water & Flowback Services profit before taxes was $6.5 million (10.7% of revenue), while adjusted EBITDA was $11.6 million (18.9% of revenue).

“First quarter 2018 Compression revenue increased 2.8% sequentially to $85.4 million.  Total service fleet utilization at the end of the quarter increased 100 basis points (bps) compared to the end of the fourth quarter, to 84.2%.  Utilization for large horsepower equipment, greater than 1000 hp per unit, increased to 92.9%. New equipment orders of $71.5 million were received in the first quarter, resulting in a backlog of $102.5 million at the end of the first quarter after a record $67 million order to fabricate and sell 45 large horsepower compressors to a midstream operator in the Permian Basin.  Compression loss before tax for the quarter ended March 31, 2018 was $14.0 million compared to a $9.7 million loss for the fourth quarter of 2017 and $14.3 million loss for the first quarter of 2017.  Adjusted EBITDA was $18.9 million, compared to $19.2 million in the fourth quarter.  During the quarter we incurred approximately $1 million of costs for weather related events.  On April 20, 2018, CSI Compressco LP declared a cash distribution attributable to the first quarter of 2018 of $0.1875 per outstanding common unit, which will be paid on May 15, 2018 to common unitholders of record as of the close of business on May 1, 2018.  The distribution coverage ratio for the first quarter of 2018 was 0.64X.”

Free Cash Flow and Balance Sheet

Consolidated net use of cash from operating activities for the first quarter of 2018 was $31.3 million, compared to $27.8 million cash generated in the fourth quarter of 2017.  TETRA only adjusted free cash flow in the first quarter was a net use of $31.2 million reflecting an unusually high increase in working capital that we expect to monetize during the second and third quarters.  Consolidated net debt was $719 million, while TETRA only net debt was $177 million.  At the end of the first quarter TETRA only cash on hand was $14.0 million.  With a strong balance sheet, TETRA is positioned to invest opportunistically into the recovering market.

Special items

Special items, including Discontinued Operations, that were incurred in the first quarter, as detailed on Schedule E, include the following:

•	Discontinued operations pre-tax loss of $44.0 million from Offshore Decommissioning and Maritech
•	$3.5 million non-cash prior debt issuance expense associated with the termination of CSI Compressco revolver
•	$2.0 million non-cash income for a fair value adjustment of the outstanding TETRA warrants
•	$1.4 million non-cash expense for a fair value adjustment of the CSI Compressco Series A Convertible Preferred units
•	$1.0 million charge for transaction related expenses and other special charges

            Additionally, a normalized tax rate of 21% is reflected in Adjusted Net Income, as shown on Schedule E.

Total Year 2018 Guidance

We expect total year 2018 revenue from continuing operations to be between $945 million and $985 million with consolidated adjusted EBITDA of between $168 million and $188 million. Total year projected loss before taxes is expected to be between $7.5 and $27.5 million. The table below reflects our total year expectations by division.  Completions Fluids & Products is projecting two CS Neptune® projects in the second half of the year.  Water & Flowback Services are expected to be driven by strong activity levels in the Permian Basin and other shale play markets.  The improvement in Compression from the first quarter levels is projected to reflect a stronger price environment, higher equipment sales from the $102.5 million backlog, the deployment of incremental capital, and higher aftermarket services activity.

	Low	High
( $ in Millions)
Revenue
Completion Fluids & Products	$ 275	$ 290
Water & Flowback Services	$ 285	$ 295
Compression	$ 385	$ 400
Total Revenue	$ 945	$ 985

	Low	High
EBITDA
Completion Fluids & Products	$ 55	$ 62
Water & Flowback Services	$ 60	$ 66
Compression	$ 93	$ 98
Corporate & Other	$ (40)	$ (38)
Total EBITDA	$ 168	$ 188

Projected total year capital expenditures for TETRA only are expected to be between $40 million and $50 million. CSI Compressco capital expenditures are expected to be between $90 million and $110 million inclusive of maintenance capital expenditures of between $15 million and $20 million.

Projected total year TETRA only free cash flow is expected to be between $15 million and $25 million inclusive of distributions from CSI Compressco.

Schedule J reconciles projected adjusted EBITDA to profit before taxes.

Conference Call

TETRA will host a conference call to discuss these results today, May 8, 2018, at 10:30 a.m. ET. The phone number for the call is 888-347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com. A replay of the conference call will be available at 1-877-344-7529, conference number 10115959, for one week following the conference call and the archived webcast call will be available through the Company’s website for thirty days following the conference call.

Investor Contact

TETRA Technologies, Inc., The Woodlands, Texas

Stuart M. Brightman, 281-367-1983

www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement

Schedule B: Financial Results By Segment

Schedule C: Consolidated Balance Sheet

Schedule D: Long-Term Debt

Schedule E: Special Items

Schedule F: Non-GAAP Reconciliation to GAAP Financials

Schedule G: Non-GAAP Reconciliation of TETRA Net Debt

Schedule H: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

Schedule I: Non-GAAP Reconciliation to TETRA Only Adjusted Cash Flow From Continuing Operations

Schedule J: Non-GAAP Reconciliation to Total Year Guidance Adjusted EBITDA

Company Overview and Forward-Looking Statements

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, and compression services and equipment.  TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the anticipated recovery of the oil and gas industry, expected benefits from the acquisition of Swiftwater Energy Services and expected results of operational business segments for 2018, including levels of cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended March 31,
	2018	2017
	(In Thousands, Except per Share Amounts)
Revenues	$199,381	$159,409

Cost of sales, services, and rentals	144,957	113,231
Depreciation, amortization, and accretion	26,441	26,524
Total cost of revenues	171,398	139,755
Gross profit	27,983	19,654

General and administrative expense	30,803	26,751
Interest expense, net	14,973	13,767
Warrants fair value adjustment income	(1,994)	(5,976)
CCLP Series A Preferred fair value adjustment	1,358	1,631
Litigation arbitration award income	—	(12,816)
Other (income) expense, net	2,776	461
Loss before taxes and discontinued operations	(19,933)	(4,164)
Provision (benefit) for income taxes	1,124	81
Loss before discontinued operations	(21,057)	(4,245)
Discontinued operations:
Loss from discontinued operations (including 2018 loss on disposal of $31.5 million), net of taxes	(41,706)	(7,007)
Net loss	(62,763)	(11,252)
Loss attributable to noncontrolling interest	9,115	8,789
Net loss attributable to TETRA stockholders	$(53,648)	$(2,463)

Basic per share information:
Loss before discontinued operations attributable to TETRA stockholders	$(0.10)	$0.04
Loss from discontinued operations attributable to TETRA stockholders	$(0.36)	$(0.06)
Net loss attributable to TETRA stockholders	$(0.46)	$(0.02)
Weighted average shares outstanding	117,598	114,197

Diluted per share information:
Loss before discontinued operations attributable to TETRA stockholders	$(0.10)	$0.04
Loss from discontinued operations attributable to TETRA stockholders	$(0.36)	$(0.06)
Net loss attributable to TETRA stockholders	$(0.46)	$(0.02)
Weighted average shares outstanding	117,598	114,197

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended March 31,
	2018	2017
	(In Thousands)
Revenues by segment:
Completion Fluids & Products Division	$53,104	$56,228
Water & Flowback Services Division	61,075	38,179
Compression Division	85,422	65,559
Eliminations and other	(220)	(557)
Total revenues	$199,381	$159,409

Gross profit (loss) by segment:
Completion Fluids & Products Division	$6,686	$11,330
Water & Flowback Services Division	11,404	2,248
Compression Division	10,040	6,163
Corporate overhead and eliminations	(146)	(87)
Total gross profit	$27,984	$19,654

Income (loss) before taxes by segment:
Completion Fluids & Products Division	$2,449	$19,473
Water & Flowback Services Division	6,548	(1,265)
Compression Division	(14,018)	(14,333)
Corporate overhead and eliminations	(14,912)	(8,039)
Total income (loss) before taxes	$(19,933)	$(4,164)

Please note that the above results by Segment include special charges and expenses. Please see Schedules E and F for details of those special items.

Schedule C: Consolidated Balance Sheet (Unaudited)

	March 31, 2018	December 31, 2017
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$104,113	$26,128
Accounts receivable, net	175,262	144,051
Inventories	127,925	115,438
Assets of discontinued operations	7,907	121,092
Other current assets	31,596	17,900
PP&E, net	824,768	809,432
Other assets	136,691	74,573
Total assets	$1,408,262	$1,308,614

Liabilities of discontinued operations	$14,287	$71,874
Other current liabilities	143,474	148,026
Long-term debt (1)	823,565	629,855
Long-term portion of decommissioning liabilities	11,929	11,738
CCLP Series A Preferred	54,214	61,436
Warrant liability	11,207	13,202
Other long-term liabilities	24,125	19,922
Equity	325,461	352,561
Total liabilities and equity	$1,408,262	$1,308,614

(1) Please see Schedule D for the separate debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt

TETRA Technologies Inc. and its subsidiaries, other than CSI Compressco LP and its subsidiaries, are obligated under a bank credit agreement and senior note, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under senior notes and senior secured notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	March 31, 2018	December 31, 2017
	(In Thousands)
TETRA
Bank revolving line of credit facility	$73,143	$—
TETRA 11% Senior Note	118,008	117,679
TETRA total debt	191,151	117,679
Less current portion	—	—
TETRA total long-term debt	$191,151	$117,679

CSI Compressco LP
Bank Credit Facility	$—	$223,985
7.25% Senior Notes	288,588	288,191
7.50% Senior Secured Notes	343,826	—
Total debt	632,414	512,176
Less current portion	—	—
CCLP total long-term debt	$632,414	$512,176
Consolidated total long-term debt	$823,565	$629,855

Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this news release includes the following non-GAAP financial measures for the Company: net debt, adjusted consolidated and segment income (loss) before taxes, excluding special charges; consolidated and segment adjusted EBITDA; and TETRA only adjusted free cash flow and TETRA only free cash flow from continuing operations. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the segment’s) income (loss) before taxes, excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA (and adjusted EBITDA as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and special charges or credits, equity compensation, and allocated corporate overhead charges to our CSI Compressco LP subsidiary, pursuant to our Omnibus Agreement, which were reimbursed with CSI Compressco LP common units. Adjusted EBITDA (and adjusted EBITDA as a percent of revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

TETRA only adjusted free cash flow is defined as cash from TETRA’s operations, excluding cash settlements of Maritech AROs, less capital expenditures net of sales proceeds and cost of equipment sold, and including cash distributions to TETRA from CSI Compressco LP. TETRA only adjusted free cash flow from continuing operations is defined as TETRA only adjusted free cash flow less the discontinued operations EBITDA and discontinued operations capital expenditures. Management uses these supplemental financial measures to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group of companies.

TETRA only adjusted free cash flow and TETRA only adjusted free cash flow from continuing operations does not necessarily imply residual cash flow available for discretionary expenditures, as it excludes cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule E: Special Items

	Three Months Ended
	March 31, 2018
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(16,067)	$(3,375)	$(5,896)	$(6,796)	$(0.06)
Severance expense	(73)	(15)	—	(58)	0.00
Stock warrant fair value adjustment	1,994	419	—	1,575	0.01
Convertible Series A preferred fair value adjustments	(1,358)	(285)	(981)	(92)	0.00
Prior debt issuance cost	(3,541)	(744)	(2,238)	(559)	0.00
Transaction costs	(888)	(186)	—	(702)	(0.01)
Effect of deferred tax valuation allowance and other related tax adj.	—	5,310	—	(5,310)	(0.05)
Net income (loss) before discontinued operations	(19,933)	1,124	(9,115)	(11,942)	(0.10)
Loss from discontinued operations				(41,706)	(0.36)
Net Income (loss) attributable to TETRA stockholders, as reported				$(53,648)	$(0.46)

	Three Months Ended
	December 31, 2017
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(11,475)	$(4,175)	$(5,150)	$(2,150)	$(0.02)
Asset Impairment, including inventory adjustments	(14,784)	(4,435)	—	(10,349)	(0.09)
Severance expense	(87)	(26)	—	(61)	0.00
Stock warrant fair value adjustment	(6,266)	(1,880)	—	(4,386)	(0.04)
Bad debt expense from customer bankruptcies	(100)	(30)	—	(70)	0.00
Convertible Series A preferred fair value adjustments	(1,365)	(410)	(965)	10	0.00
Software implementation	(194)	(58)	(120)	(16)	0.00
Transaction Costs	(881)	(264)	—	(617)	(0.01)
Effect of deferred tax valuation allowance and other related tax adj.	—	7,853	—	(7,853)	(0.07)
Net income (loss) before discontinued operations	(35,152)	(3,425)	(6,235)	(25,492)	(0.22)
Loss from discontinued operations				(3,247)	(0.3)
Net Income (loss) attributable to TETRA stockholders, as reported				$(28,739)	$(0.25)

	Three Months Ended
	March 31, 2017
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(20,869)	$(8,170)	$(7,647)	$(5,052)	$(0.04)
Severance expense	(345)	(104)	(33)	(208)	—
Stock warrant fair value adjustment	5,976	1,793	—	4,183	0.04
Allowance for Bad Debt	(103)	(31)	—	(72)	—
Convertible Series A preferred fair value adjustments	(1,631)	(489)	(1,109)	(33)	—
ARO adjustment (Accretion)	(71)	(21)	—	(50)	—
Legal settlement	12,879	3,864	—	9,015	0.08
Effect of deferred tax valuation allowance and other related tax adj.	—	3,239	—	(3,239)	(0.03)
Net income (loss) before discontinued operations	(4,164)	81	(8,789)	4,544	0.04
Loss from discontinued operations				(7,007)	(0.06)
Net Income (loss) attributable to TETRA stockholders, as reported				(2,463)	$(0.02)

Schedule F: Non-GAAP Reconciliation to GAAP Financials

Three Months Ended
March 31, 2018
Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Comp. Expense	Omnibus Equity	Adjusted EBITDA
(In Thousands)
Completion Fluids & Products Division	$2,449	$70	$2,519	$(233)	$3,901	$—	$—	$6,187
Water & Flowback Services Division	6,548	3	6,551	(15)	5,027	—	—	11,563
Compression Division	(14,018)	4,898	(9,120)	11,214	17,367	(604)	—	18,857
Eliminations and other	—	—	—	—	—	(5)	—	—	(5)
Subtotal	(5,021)	4,971	(50)	10,966	26,290	(604)	—	36,602
Corporate and other	(14,912)	(1,106)	(16,018)	4,007	151	1,480	—	(10,380)
TETRA excluding Discontinued Operations	(21,057)	1,124	(19,933)	3,865	(16,068)	14,972	26,441	876	—	26,222

December 31, 2017
Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Comp. Expense	Omnibus Equity	Adjusted EBITDA
(In Thousands)
Completion Fluids & Products Division	$6,406	$83	$6,489	$(85)	$4,018	$—	$—	$10,422
Water & Flowback Services Division	(9,718)	15,211	5,493	(3)	4,327	—	—	9,817
Compression Division	(9,719)	1,559	(8,160)	10,985	17,280	(934)	—	19,171
Eliminations and other	5	—	5	—	(5)	—	—	—
Subtotal	(13,026)	16,853	3,827	10,897	25,620	(934)	—	39,410
Corporate and other	(22,126)	7,147	(14,979)	3,600	182	1,419	—	(9,778)
TETRA excluding Discontinued Operations	(32,062)	(3,090)	(35,152)	24,000	(11,152)	14,497	25,802	485	—	29,632

	Three Months Ended
	March 31, 2017
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization(1)	Equity Comp. Expense	Omnibus Equity	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$19,473	$(12,681)	$6,792	$13	$4,046	$—	$—	$10,851
Water & Flowback Services Division			(1,265)	265	(1,000)	(122)	5,023	—	—	3,901
Compression Division			(14,333)	1,687	(12,646)	10,102	17,297	956	1,746	17,455
Eliminations and other			(167)	—	(167)	—	(5)	—	—	(172)
Subtotal			3,708	(10,729)	(7,021)	9,993	26,361	956	1,746	32,035
Corporate and other			(7,872)	(5,976)	(13,848)	3,774	92	1,513	(1,746)	(10,215)
TETRA excluding Discontinued Operations	(4,245)	81	(4,164)	(16,705)	(20,869)	13,767	26,453	2,469	—	21,820

(1) Adjusted depreciation & amortization, net, for the three month period ended March 31, 2017, excludes $0.1 million of certain accretion expense which is included as a special charge.

Schedule G: Non-GAAP Reconciliation of TETRA Net Debt

The cash and debt positions of TETRA and CSI Compressco LP as of December 31, 2017, are shown below. TETRA and CSI Compressco LP’s credit and debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each entity is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	March 31, 2018
	TETRA	CCLP	Consolidated
	(In Millions)
Non-restricted cash	$14.0	$90.1	$104.1

Carrying value of long-term debt:
Revolver debt outstanding	73.1	—	73.1
Senior Notes outstanding	118.0	632.4	750.4
Net debt	$177.1	$542.3	$719.4

Schedule H: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(In Thousands)
Consolidated
Net cash provided (used) by operating activities	$(31,261)	$27,761	$(20,538)
ARO settlements	—	15	474
Capital expenditures, net of sales proceeds	(28,816)	(23,260)	(4,812)
Consolidated adjusted free cash flow	(60,077)	4,516	(24,876)

CSI Compressco LP
Net cash provided by operating activities	(365)	14,496	1,821
Capital expenditures, net of sales proceeds	(17,039)	(11,413)	(7,215)
CSI Compressco free cash flow	(17,404)	3,083	(5,394)

TETRA Only
Cash from operating activities (1)	(30,896)	13,265	(20,327)
ARO settlements	—	15	474
Capital expenditures, net of sales proceeds (1)	(11,777)	(11,847)	371
Free cash flow before ARO settlements	(42,673)	1,433	(19,482)
Distributions from CSI Compressco LP	2,954	2,905	5,635
Adjusted TETRA only free cash flow	$ (39,719)	$ 4,338	$ (13,847)

(1)	TETRA only cash from operating activities and capital expenditures, net, for the three months ended March 31, 2017, include the elimination of an intercompany equipment sale of $2.0 million.

Schedule I: TETRA Only Adjusted Cash Flow From Continuing Operations

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017

	(In Thousands)
TETRA Only
Cash from operating activities	$ (30,896)	$ 13,265	$ (20,327)

Less: Discontinued operations operating activities (adjusted EBITDA)(1)	(8,176)	147	(4,062)

Cash from continued operating activities	(22,720)	13,118	(16,265)

Less: Continuing operations capital expenditures(2)	(10,151)	(11,663)	2,146

Plus: Distributions from CSI Compressco LP	2,954	2,905	5,635

TETRA only adjusted free cash flow from continuing operations	$ (29,917)	$ 4,360	$ (8,484)

(1) Reconciled to loss from discontinued operations as follows:

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017

	(In Thousands)
Loss from discontinued operations	(41,706)	(3,247)	(7,007)
Plus: Income tax provision (benefit)	(2,327)	335	(9)
Plus: Depreciation & amortization	2,069	3,059	2,954
Plus: loss on disposal of discontinued operations	33,788	—	—
Less: Discontinued operations adjusted EBITDA	(8,176)	147	(4,062)

(2) Reconciled to TETRA only capital expenditures as follows:

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017

	(In Thousands)

TETRA only capital expenditures	(11,777)	(11,847)	371
Less: Discontinued operations capital expenditures	(1,626)	(184)	(1,775)
Plus: Continuing operations capital expenditures	(10,151)	(11,663)	2,146

Schedule J: Non-GAAP Reconciliation to TETRA Projected 2018 Adjusted EBITDA

EBITDA Reconciliation Table for adjusted EBITDA of $168 million

	Adjusted EBITDA	Equity Comp Expense	DD&A	Interest Expense	Adj Income Before Tax	Impairments & Special Charges	Income before Tax
(In Millions)
Completion Fluids & Products	$ 55.0	$ -	$ 17.0	$ -	$ 38.0	$ -	$ 38.0
Water & Flowback Services	$ 60.0	$ -	$ 23.0	$ -	$ 37.0	$ -	$ 37.0
Compression(1)	$ 93.0	$ 2.5	$ 72.0	$ 53.0	$ (34.5)	$ 5.0	$ (39.5)
Corporate & Other	$ (40.0)	$ 6.0	$ 0.5	$ 17.5	$ (64.0)	$ (1.0)	$ (63.0)
Total EBITDA	$ 168.0	$ 8.5	$ 112.5	$ 70.5	$ (23.5)	$ 4.0	$ (27.5)

EBITDA Reconciliation Table for adjusted EBITDA of $188 million

	Adjusted EBITDA	Equity Comp Expense	DD&A	Interest Expense	Adj Income Before Tax	Impairments & Special Charges	Income before Tax
(In Millions)
Completion Fluids & Products	$ 62.0	$ -	$ 17.0	$ -	$ 45.0	$ -	$ 45.0
Water & Flowback Services	$ 66.0	$ -	$ 23.0	$ -	$ 43.0	$ -	$ 43.0
Compression(1)	$ 98.0	$ 2.5	$ 72.0	$ 53.0	$ (29.5)	$ 5.0	$ (34.5)
Corporate & Other	$ (38.0)	$ 6.0	$ 0.5	$ 17.5	$ (62.0)	$ (1.0)	$ (61.0)
Total EBITDA	$ 188.0	$ 8.5	$ 112.5	$ 70.5	$ (3.5)	$ 4.0	$ (7.5)

(1)  Does not include the favorable impact to adjusted EBITDA from approximately $2 million of used units cost of goods sold.